UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2024

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
28, Boulevard Raiffeisen, L-2411 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
On September 27, 2024, Perimeter Solutions, SA (the “Company”) executed a supplement (the “Supplement”) to the Warrant Instrument with Computershare Inc. dated as of November 8, 2021 (the “Warrant Instrument”) permitting holders of all outstanding warrants of the Company issued to investors in connection with its initial public offering to exercise their warrants on a cashless exercise basis. A copy of the Supplement, the notice provided to holders of warrants of the Company and the related press release are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
The following exhibit is being furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Supplement No. 1 to Warrant Instrument dated as of September 27, 2024
99.2	Notice to Holders of Warrants
99.3	Press Release dated September 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: October 1, 2024	By:	/s/ Kyle Sable
Kyle Sable
Chief Financial Officer